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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference of our firm in this registration statement (Form S-8) and related prospectus of Exide Corporation dated January 23, 1996, and to the incorporation by reference therein of our reported dated March 31, 1995 with respect to the consolidated financial statements of Compagnie Europeenne d'Accumulateur S.A. and its Subsidiaries as of December 31, 1994 and for the year then ended, included in Exide Corporation's current report (Form 8-K/A) dated July 31, 1995 filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG Audit



                                       /s/ J. MACKEY
                                       -------------------
                                            Represented by
                                            John MACKEY

Paris, France
January 23, 1996